UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2012

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On September 26, 2012, H.B. Fuller Company (the “Company”) announced its operating results for the third quarter ended September 1, 2012. A copy of the press release that discusses this matter is furnished as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On September 24, 2012, the Board of Directors of the Company increased the size of the Company’s Board by one, to nine directors, and elected Dante C. Parrini to serve as a Class II director of the Company for an initial term expiring at the Company’s 2013 annual meeting of shareholders. Mr. Parrini will serve on the Audit Committee and Compensation Committee of the Board of Directors.

Mr. Parrini is currently chairman, president and chief executive officer of P.H. Glatfelter Company (“Glatfelter”), a $1.6 billion global producer of specialty papers and fiber-based engineered materials. Mr. Parrini joined Glatfelter in 1997, and has served as President and Chief Executive since January 2011 and as Chairman since May 2011. He previously served as Glatfelter’s Executive Vice President and Chief Operating Officer from 2005 until 2010.

Consistent with the current director compensation program described below, for his service as a director of the Company Mr. Parrini will receive an annual cash retainer of $75,000, pro-rated for his time of service on the Board of Directors during fiscal 2012, and an initial grant of 1,300 shares of restricted stock with a grant date fair value of $43,160.

A copy of the form of Restricted Stock Award Agreement for non-employee directors is filed as Exhibit 10.1 to, and incorporated by reference in, this report.

Other than as described herein, there are no arrangements or understandings between Mr. Parrini and any other persons pursuant to which Mr. Parrini was selected as a director of the Company. Mr. Parrini has no direct or indirect material interest in any currently proposed transaction to which the Company is to be a participant in which the amount involved exceeds $120,000, and Mr. Parrini has not had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year. A copy of the press release that discusses Mr. Parrini’s election to the Board is filed as Exhibit 99.2 to, and incorporated by reference in, this report.

Changes to Director Compensation Program

Effective September 2, 2012, the Company’s Compensation Committee approved changes to the compensation paid to the Company’s non-employee as set forth in the following table.

Compensation	Fiscal 2012 Through 9/01/12	Effective 9/02/12
Annual Cash Retainers
Board Member	$40,000	$75,000
Non-Executive Chairman	70,000	70,000
Non-Executive Vice-Chairman	30,000	30,000
Audit Committee Chair	10,000	20,000
Compensation Committee Chair	7,500	12,000
Corporate Governance and Nominating Committee Chair	7,500	12,000

Cash Meeting Fees
Board Meeting	1,000	—
Committee Meeting (in person or telephonic)	1,000	—
Committee Meeting (ad-hoc telephonic meeting)	500	—

Equity Awards
Annual Award of Restricted Common Stock or Common Stock units	valued at $70,000	valued at $80,000
One-time Initial Award of Restricted Stock	1,300 shares	1,300 shares

Non-employee directors will continue to participate in the other compensation programs described in more detail in the “Director Compensation” section of the Company’s 2012 Proxy Statement filed with the Securities and Exchange Commission on February 29, 2012.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Restricted Stock Award Agreement for awards made to our non-employee directors on or after September 25, 2012.

99.1	Press Release, dated September 26, 2012, issued by H.B. Fuller Company

99.2	Press Release, dated September 25, 2012, issued by H.B. Fuller Company

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 27, 2012

H.B. FULLER COMPANY

By:	/s/ Cheryl A. Reinitz
Cheryl A. Reinitz Vice President, Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Award Agreement for awards made to our non-employee directors on or after September 25, 2012.

99.1	Press Release, dated September 26, 2012, issued by H.B. Fuller Company

99.2	Press Release, dated September 25, 2012, issued by H.B. Fuller Company